SEVENTH AMENDMENT
TO
THE LIMITED PARTNERSHIP AGREEMENT
OF
CONSOLIDATED CAPITAL PROPERTIES IV

THIS SEVENTH AMENDMENT TO THE LIMITED PARTNERSHIP AGREEMENT OF CONSOLIDATED CAPITAL PROPERTIES IV (this "Amendment") is entered into as of October 15, 2006, by and among ConCap Equities, Inc., a Delaware corporation (the "General Partner"), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, Consolidated Capital Properties IV, a California limited partnership (the "Partnership"), is governed pursuant to the terms of that certain Limited Partnership Agreement of Consolidated Capital Properties IV, dated as of September 22, 1981 (as amended, the "Partnership Agreement"); and

WHEREAS, the General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners holding a majority of Units of all of the Limited Partners), necessary to amend the Partnership Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1.

Compensation of General Partners and Affiliates. Section 2.04(6)(b) of the Partnership Agreement is hereby amended by adding the following sentence to the end of such paragraph:

"Notwithstanding the foregoing, the General Partner and its Affiliates shall be entitled to render services to the Partnership in connection with redevelopment of any of the properties owned by the Partnership, and receive fees or other compensation from the Partnership for such services, provided that any such fees or other compensation shall not exceed an amount which is competitive in price and terms with other nonaffiliated Persons rendering comparable services."

2.

Miscellaneous.

(a)

Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict or apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)

Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed. Except as amended hereby, the Partnership Agreement shall continue, unmodified, and in full force and effect.

(c) Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The General Partner: CONCAP EQUITIES, INC.

By:  /s/Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

The Limited Partners:

AIMCO IPLP, L.P.

By:

AIMCO/IPT, Inc.,

     Its General Partner

By:  /s/Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

IPLP ACQUISITION I LLC

By:

AIMCO IPLP, L.P.,

     Its Sole Member

By:

AIMCO/IPT, Inc.,

     Its General Partner

By:  /s/Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

AIMCO PROPERTIES, L.P.

By:

AIMCO-GP, Inc.,

     Its General Partner

By:  /s/Harry Alcock

Name: Harry Alcock

Title: Executive Vice President